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                                                                     EXHIBIT 1.1

Draft of March 14, 1996

                         ADVANCED TISSUE SCIENCES, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                                                  March __, 1996

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
     As representatives of the several Underwriters
          named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 450,000 additional shares (the "Optional Shares") of Common Stock, par value $.01 per share ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-01185) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document


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Draft of March 14, 1996

incorporated by reference therein has been filed with the Commission subsequent to the respective dates thereof; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective; and
(ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, is hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Initial Registration Statement;

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not


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Draft of March 14, 1996

misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (e) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Neomorphics, Inc., a Delaware corporation, Segenix, Inc., a Delaware corporation and ATS Orthopedics, Inc., a California corporation ("ATS Orthopedics") (collectively, the "Subsidiaries"), all of the outstanding capital stock of which is owned of record and beneficially by the Company, free and clear of all liens, encumbrances, equities or claims. None of the Subsidiaries conducts any business operations or has any material assets or liabilities and, except for ATS Orthopedics, none of the Subsidiaries is party to any agreement. The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the States of Delaware and California, with power and authority (corporate and other) to own their properties and conduct their business as described in the Prospectus, and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except in jurisdictions in which the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (f) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute nor has the Company or any of its Subsidiaries sustained since such date any material loss or interference with its business as a result of any court or governmental action, order or decree,


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Draft of March 14, 1996

otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than stock options, presently outstanding or to be granted, under the Company's existing stock option plans consistent with prior practice or presently outstanding warrants or a warrant to be granted to a financial advisor for an aggregate of 100,000 shares of Common Stock) or long-term debt of the Company in excess of $15,000 or any material adverse change, or any development involving a prospective material adverse change in the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                  (g) Neither the Company nor the Subsidiaries own any real property, the Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                  (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus or incorporated therein by reference;

                  (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus or incorporated therein by reference;

                  (j) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or ATS Orthopedics is a party or by which the Company or ATS Orthopedics is bound or to which any of the property or assets of the Company or ATS Orthopedics is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Subsidiaries; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their properties, the violation of which would have a Material Adverse Effect; and no consent, approval, authorization, order, registration or


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Draft of March 14, 1996

qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval of the National Association of Securities Dealers, Inc., the listing of the Shares with the National Association of Securities Dealers Automated Quotation System National Market, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (k) Neither the Company nor the Subsidiaries are in violation of their respective Certificates of Incorporation or By-laws nor is the Company or ATS Orthopedics in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or ATS Orthopedics is a party or by which it or any of their properties may be bound;

                  (l) The statements set forth in the Prospectus under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                  (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Subsidiaries are a party or of which any property of the Company or the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiaries, would have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (n) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (o) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (p) Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (q) The financial statements and schedules of the Company and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and (where


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Draft of March 14, 1996

audited) as certified by the independent accountants named in subsection 1(p). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in Registration Statement;

                  (r) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts, where such breach or default, individually or in the aggregate, would be material to the Company;

                  (s) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights and licenses and approvals to conduct their businesses as now conducted; other than as disclosed in the Registration Statement, the expiration of any trademarks, trade names, patent rights, copyrights, licenses or approvals would not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by it or the Subsidiaries of trademark rights, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others and, to the best of the Company's knowledge, there is no claim being made against the Company or the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect;

                  (t) Except as otherwise disclosed in the Prospectus, the Company now holds and at each Time of Delivery (as defined in Section 4 hereof) will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, including but not limited to the United States Food and Drug Administration (the "FDA") and any foreign regulatory authorities performing functions similar to those performed by the FDA, that are material to the conduct of the business of the Company (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, canceled, suspended or not renewed). The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, including, but not limited to, the FDA. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by or before the FDA or any foreign, state or local government body exercising comparable authority are true, complete and accurate in all material respects;

                  (u) The Company and the Subsidiaries have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns and have paid or made provision for all taxes shown thereon as due, except where the failure to so file such returns would not have a Material


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Draft of March 14, 1996

Adverse Effect. Neither the Company nor any of the Subsidiaries have any knowledge of any tax deficiency that has been or might be asserted against the Company or the Subsidiaries that might have a Material Adverse Effect. All material tax liabilities are adequately provided for within the financial statements of the Company;

                  (v) The Company maintains insurance of the types and in the amounts which it believes are reasonably adequate for its business, all of which insurance is in full force and effect;

                  (w) The human clinical trials conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus, and, to the best of the Company's knowledge, such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls for such clinical studies and tests of new medical devices or biologic products, as the case may be; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and Prospectus; and the Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus that would cause the Company to change the descriptions in the Registration Statement or Prospectus;

                  (x) The Company: (i) is in material compliance with any and all applicable foreign, United States, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminates ("Environmental Laws"); (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their business as currently conducted; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company relating to the Environmental Laws or to the Company's activities involving Hazardous Materials. The term "Hazardous Materials" as used in this Agreement means any material or substance that: (i) is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto; or (ii) has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment;


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Draft of March 14, 1996

                  (y) The Company is not or was not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's properties or former properties, except where such use, manufacture, transportation or storage is in material compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of by the Company on any of the Company's properties or on properties formerly owned or leased by the Company during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's properties or former properties for which the cost of remediation would have a Material Adverse Effect;

                  (z) The Company has not at any time during the last five years, nor has any of its Subsidiaries since acquisition or formation by the Company, (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof; and

                  (aa) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Time of Delivery, neither the Company, nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action that has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $______, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 450,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional

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Draft of March 14, 1996

Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form (if physical delivery will be used), and in such authorized denominations and registered in such names (if physical delivery will be used) as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer or certified or official bank check or checks, payable to the order of the Company in federal (same-day) funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March ___, 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Brobeck, Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.


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Draft of March 14, 1996

         5.       The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer

Draft of March 14, 1996

in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to the exercise of stock options or warrants which are outstanding as of the date of this Agreement), without the prior written consent of Goldman Sachs & Co.; provided, however, that the Company may (i) grant stock options under its stock option plans in effect as of the date of this Agreement in the ordinary course and consistent with past practice; (ii) grant a warrant to a financial advisor up to a maximum of 100,000 shares of Common Stock and issue such shares upon exercise of such warrant and (iii) issue up to $1,000,000 in fair market value of Common Stock of the Company to a development partner;

                  (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

Draft of March 14, 1996

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) To use its best efforts to file an additional listing application to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market ("NASDAQ");

                  (j) To use its best efforts to cause all directors and executive officers of the Company to agree with you that each of such persons will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Stock of the Company, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus without the prior written consent of Goldman, Sachs & Co., and to cause D.H. Blair Investment Banking Corporation ("D.H. Blair") and Kinder Investments, Inc. ("Kinder Investments") to likewise agree to such limitations for a 60-day period; and

                  (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the NASDAQ;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

Draft of March 14, 1996

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex I hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vii), (xiii) and
(xiv) of Annex II hereto as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Brobeck, Phleger & Harrison LLP, outside corporate counsel for the Company, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II hereto), dated such Time of Delivery;

                  (d) Pennie & Edmonds, outside intellectual property counsel for the Company, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex III hereto) dated such Time of Delivery;

                  (e) Hogan & Hartson, special healthcare regulatory counsel for the Company, shall have furnished to you their written opinion (a draft of each such opinion is attached hereto as Annex IV hereto) dated such Time of Delivery;

                  (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex V;

                  (g) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with

Draft of March 14, 1996

its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, nor shall the Company or any of its Subsidiaries have sustained since such date any material loss or interference with its business as a result of any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than the granting of stock options under the Company's existing stock option plans in the ordinary course and consistent with past practice, the issuance of shares upon exercise of such options or outstanding warrants, or the granting to a financial advisor of a warrant to purchase up to 100,000 shares of Common Stock or the issuance of shares upon exercise of such warrant) or long-term debt of the Company in excess of $15,000 or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) The additional listing application for the Shares to be sold at such Time of Delivery shall have been approved by the NASDAQ Stock Market;

                  (j) The Company shall have furnished or caused to be furnished to you executed copies of an agreement from each executive officer and director of the Company, and D.H. Blair & Co. and Kinder Investments to the effect set forth in Section 5(j) hereof, all in a form and in substance satisfactory to you;

                  (k) The Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                  (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the

Draft of March 14, 1996

performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
(a) and (g) of this Section and as to such other matters as you may reasonably request.

                  8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified,

Draft of March 14, 1996

to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Draft of March 14, 1996

Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you, which approval shall not be unreasonably withheld, to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters

Draft of March 14, 1996

for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire,

Draft of March 14, 1996

or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Draft of March 14, 1996

         If the foregoing is in accordance with your understanding, please sign and return to us one copy for the Company and each of the Representatives plus one copy for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       ADVANCED TISSUE SCIENCES, INC.

                                       By
                                         ----------------------------
                                             Arthur J. Benvenuto,
                                             Chairman of the Board and
                                             Chief Executive Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

By:
   --------------------------
    (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

Draft of March 14, 1996

                                   SCHEDULE I

                                                                    NUMBER OF
                                                                OPTIONAL-SHARES-TO
                                             TOTAL NUMBER OF     BE PURCHASED IF
                                            FIRM-SHARES-TO-BE    MAXIMUM-OPTION
                           UNDERWRITER          PURCHASED           EXERCISED
----------------------------------------------------------------------------------
Goldman, Sachs & Co.......................
Morgan Stanley & Co. Incorporated.........

                                                 ---------               -------
                  Total...................       3,000,000               450,000
                                                 =========               =======

Draft of March 14, 1996

                       ANNEX I -- FORM OF LEGAL OPINION OF
                        WILSON SONSINI GOODRICH & ROSATI

                           (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as
set forth in the Prospectus, and all of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus or incorporated by reference therein;

                           (iii) This Agreement has been duly authorized,
executed and delivered by the Company;

                           (iv) The statements set forth in the Prospectus under
the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                           (v) The documents incorporated by reference in the
Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                           (vi) The Registration Statement and the Prospectus
and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (iv) above, they have no reason to believe that, as of its effective date, the


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


Draft of March 14, 1996

Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.


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Draft of March 14, 1996

                         ANNEX II -- FORM OF OPINION OF
                       BROBECK, PHLEGER & HARRISON L.L.P.

                           (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as
set forth in the Prospectus, and all of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus or incorporated by reference therein;

                           (iii) To such counsel's knowledge, the Company has
been duly qualified to do business and is in good standing under the laws of each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company (a "Material Adverse Effect") (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (iv) Each Subsidiary of the Company has been duly
incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially by the Company, to the best of our knowledge, free and clear of all liens, encumbrances, equities or claims;

                           (v) Neither the Company nor its Subsidiaries own any
real property. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                           (vi) To the best of such counsel's knowledge and
other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its

Draft of March 14, 1996

subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vii) The Agreement has been duly authorized,
executed and delivered by the Company;

                           (viii) The issue and sale of the Shares being
delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or ATS Orthopedics is a party or by which the Company or ATS Orthopedics is bound or to which any of the property or assets of the Company is subject, and which is filed as an exhibit under Item 10 of Regulation S-K in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any federal, Delaware GCL or California state statute or any federal, Delaware GCL or California state order, rule or regulation known to such counsel of any federal, Delaware GCL or California state court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (ix) No consent, approval, authorization, or any
other order of, or registration or qualification with any such court or governmental agency or body is required on the part of the Company for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD;

                           (x) Neither the Company nor any of its Subsidiaries
is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, and which is filed as an exhibit under Item 10 of Regulation S-K in the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                           (xi) The statements set forth in the Prospectus under
the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;



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


Draft of March 14, 1996

                           (xii) The Company is not an "investment company" or
an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xiii) The Registration Statement and the Prospectus
and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

                           (xiv) To the best of such counsel's knowledge, there
are no agreements, contacts, indentures, lease or other instruments, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference as required.

         In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent auditors and with you and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and have generally reviewed and discussed with such persons the content of the Incorporated Documents. Such counsel has not, however, except with respect to matters expressly covered above by this opinion, independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Prospectus and the Incorporated Documents.

         Such counsel may state, however, that based upon such counsel's participation as described in the preceding paragraph, (i) such counsel believes that the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents complies as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (ii) such counsel has no reason to believe that the Registration Statement at the time the Registration Statement became effective, the Prospectus, as of its date and as of the date hereof, or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, on the date it was filed and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Such counsel was not called upon to express, and does not express, any view, opinion or belief as to the financial statements and the notes thereto and the schedules and other financial data derived therefrom included in the Registration Statement or the Prospectus or any Incorporated Document.


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Draft of March 14, 1996

                         ANNEX III -- FORM OF OPINION OF
                                PENNIE & EDMONDS

                  (i) Pennie & Edmonds represents the Company with respect to intellectual property matters relating to the Company's in vitro culturing technique for human tissues on a biocompatible framework, including the Company's three-dimensional living stromal tissue; three-dimensional dermal tissue and full thickness skin; laboratory kits utilizing such tissue cultures for screening drugs, cosmetics, etc.; and implantation and transplantation into humans of such in vitro cultures, including patents, trade secrets and trademarks;

                  (ii) Pennie & Edmonds is familiar with the technology and processes used by the Company in its business and the manner in which they are used, and has read the portions of the Registration Statement and the Prospectus entitled "Business -- Patents and Proprietary Rights", "Business-Proprietary Core Technology", and "Risk Factors -- Patents and Protection of Proprietary Technology", and other portions thereof which reference intellectual property matters (the "Intellectual Property Portion");

                  (iii) The Intellectual Property Portion contains accurate descriptions of the patent applications owned by the Company (the
"Applications"), and patents issued to it, as well as the patent applications and patents licensed to it;

                  (iv) Pennie & Edmonds has reviewed the Company's issued patents and Applications, which issued patents and Applications are described in the Intellectual Property Portion, and based upon such review, a review of the prior art references known to counsel, and discussions with Company scientific personnel, Pennie & Edmonds is not aware of any prior art reference which would affect the validity of any of the Company's issued patents, or patentability of the Company's Applications;

                  (v) The Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; each of the patents and Applications is assigned to the Company; to Pennie & Edmonds' knowledge, no other entity or individual has any right or claim in any of the Applications or any patent sought to be issued therefrom;

                  (vi) Pennie & Edmonds is aware of no pending judicial proceedings relating to patents or proprietary information to which the Company is a party, or of which any patents or proprietary information of the Company is subject, and no such judicial proceedings are threatened by governmental authorities or others;

                  (vii) Pennie & Edmonds is aware of no valid United States or foreign patent that is or would be infringed by the manufacture, use or sale of products currently being commercialized by the Company, and the Company owns or possesses sufficient licenses or other rights to use all patents,

Draft of March 14, 1996

trademarks, trade names, trade secrets, technology and know-how (the "Proprietary Rights") believed by it to be necessary in the conduct of the business now being conducted by the Company, as described in the Prospectus;

                  (viii) Pennie & Edmonds is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any Proprietary Rights of others and we they not aware of any claim of rights of third parties to any of the Proprietary Rights of the Company; and Pennie & Edmonds is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company's Proprietary Rights; and

                  (ix) Pennie & Edmonds has no reason to believe that the information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, at the Time of Delivery, the information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus, or any amendment or supplement to the Intellectual Property Portion of the Registration Statement or the Prospectus, contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


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


Draft of March 14, 1996

                         ANNEX IV -- FORM OF OPINION OF
                                 HOGAN & HARTSON

                           (i) The statements under the captions "Risk
Factors--Government Regulation" and Business--Government Regulation," insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

Draft of March 14, 1996

                        ANNEX V -- FORM OF COMFORT LETTER

         Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

                  (iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and warrants in each case unless otherwise specified which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with

Draft of March 14, 1996

                  amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (B) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net loss or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries of officials of the Company who have responsibility for financial and accounting matters, and other procedures made in accordance with standards established by the American Institute of Certified Public Accountants, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


                                       -2-